                                                               Exhibit (i)(2)(i)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                January 19, 2007



Van Kampen Trust
1221 Avenue of the Americas
New York, New York  10020

         Re: Post-Effective Amendment No. 58 to the Registration Statement on Form N-1A for the Van Kampen Trust, on behalf of its series, Van Kampen Core Plus Fixed Income Fund
                  (the "Registration Statement")
                  File Nos. 33-4410 and 811-4629)


Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.


                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate, Meagher &
                                        Flom LLP